UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 17, 2014

SUNCOKE ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35243	90-0640593
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 Warrenville Road, Suite 600
Lisle, Illinois	60532
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (630) 824-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 17, 2014, the Board of Directors of SunCoke Energy, Inc. (the “Company”) approved an amendment and restatement of the Company’s by-laws (the “By-laws”). Section 1.1 of the By-laws was amended to correct the address for the Company’s registered office in Delaware. Section 2.2 of the By-laws was amended to delete certain provisions, no longer applicable, relating to ownership of Company common stock by Sunoco, Inc., which completely divested its ownership of the Company in January 2012. Sections 2.6, 3.7 and 3.8 of the By-laws each were amended to delete the reference to “Presiding Director” and insert instead the reference to “Lead Director.” Section 3.2 of the By-laws was amended to delete provisions no longer applicable to the respective terms of office for certain directors.

The By-laws, as amended and restated, became effective immediately upon approval by the Board of Directors. The foregoing description of the By-laws, as amended and restated, is qualified in its entirety by reference to the full text of the By-laws of the Company (amended and restated September 17, 2014), a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	By-laws of SunCoke Energy, Inc. (amended and restated September 17, 2014).

SIGNATURES

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNCOKE ENERGY, INC. (Registrant)

By:	/s/ Mark E. Newman
Mark E. Newman Senior Vice President and Chief Financial Officer

Date: September 22, 2014

EXHIBIT INDEX

Exhibit No.	Exhibit

3.1	By-laws of SunCoke Energy, Inc. (amended and restated September 17, 2014).